                                                                   EXHIBIT 99.16

                          CONSENT OF RICHARD I. GILFORD



          Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I hereby consent to being named, in the joint proxy statement-prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of each of MB Financial, Inc. and MidCity Financial Corporation into MB-MidCity, Inc. (the "New Company"), as a person who is expected to become a director of the New Company upon consummation of such transaction.

                                            /s/ RICHARD I. GILFORD
                                            --------------------------
                                            RICHARD I. GILFORD

Date: July 3, 2001